Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated March 31, 2014 (May 14, 2014 as to Notes 5 and 6) relating to the financial statements of Reverse Mortgage Investment Trust Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

December 19, 2014